SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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APPLIED SIGNAL TECHNOLOGY, INC.
 (Name of Registrant as Specified in its Charter)

Applied Signal Technology, Inc.
James E. Doyle
Vice President-Finance, CFO
400 West California Avenue
Sunnyvale, CA 94086

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APPLIED SIGNAL TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 15, 2001

The 2001 Annual Meeting of Shareholders of Applied Signal Technology, Inc. (the "Company") will be held at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California, on March 15, 2001, at 4:00 p.m., local time, for the following purposes:

    To elect three (3) Class I directors to hold office until the 2003 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

    To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending October 31, 2001.

    To approve the Company's 2001 Stock Option Plan.

    To vote on a proposal to amend the Company's 1993 Employee Stock Purchase Plan to increase by 1,500,000 shares the maximum number of shares of Common Stock that may be issued under the plan.

    To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on January 25, 2001 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Yancey, President

Sunnyvale, California
January 26, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

PROXY STATEMENT
2001 ANNUAL MEETING OF SHAREHOLDERS

APPLIED SIGNAL TECHNOLOGY, INC.
400 West California Avenue
Sunnyvale, California 94086
(408) 749-1888

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Signal Technology, Inc., a California corporation (the "Company"), of Proxies for use at the Annual Meeting of Shareholders to be held on March 15, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to shareholders on approximately February 7, 2001. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company's directors, officers and others to solicit Proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Shareholders for the fiscal year ended October 31, 2000, including financial statements, is being mailed to shareholders concurrently with the mailing of this Proxy Statement.

VOTING RIGHTS

The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only shareholders of record at the close of business on January 25, 2001 are entitled to notice of and to vote at the annual meeting. On that date, there were 9,304,891 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described.

All shares represented by valid Proxies received prior to the Annual Meeting will be voted, and where a shareholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A shareholder who signs and returns a Proxy will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 5, 2001 by (i) each person who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock of the Company, (ii) each of the Company's directors and director- nominees, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner and Nature of Beneficial Ownership (1)	Shares Beneficially Owned	Percent of Common Stock Outstanding
Dimensional Fund ADV 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	614,100	6.6**
Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Avenue, Suite 2101 New York, NY 10017	480,100	5.2**
John R. Treichler	445,316 (2)	4.9
Gary L. Yancey	394,901 (3)	4.2
James F. Collins	356,471 (4)	3.8
David D. Elliman 18 East 74th Street New York, NY 10021	241,139 (5)	2.6
Richard P. Gooch	73,245 (6)	*
Kenway Wong	65,911 (7)	*
Albert Ovadia	53,050 (8)	*
Bani M. Scribner, Jr.	49,449 (9)	*
Stuart G. Whittelsey, Jr.	5,801 (10)	*
John P. Devine	1,800 (11)	*
All directors and executive officers as a group (10 persons) ____________ * Less than 1% **Form 13F Reporting	1,687,083 (12)	18.3

  Except as indicated in the footnotes to this table, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to joint tenancy, tenancy-in-common or community property laws, where applicable. Unless otherwise indicated, the business address of each of the beneficial owners is 400 W. California Avenue, Sunnyvale, California 94086.

  Includes 3,360 shares subject to an option that is exercisable within 60 days of January 5, 2001.

  Includes 3,360 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 3,360 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 127,179 shares held by the Underhill Charitable Trust of which the reporting person is a Trustee and a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of his interest in the trust; 41,666 shares held by the 1937 Trust u/d Avery Rockefeller of which the reporting person is a Trustee, and a member of the reporting person's immediate family is a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of his interest in the trust; 7,000 shares held by the Rockefeller Charitable Lead Trust of which the reporting person is a Trustee and a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of his interest in the trust; 7,000 shares held by the A.M. Rockefeller Trust of which the reporting person is a Trustee and a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of his interest in the trust; 3,201 shares held by the Estate of Gladys Underhill of which the reporting person is one of three executors and a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of his interest in the estate (reporting person has been unable to verify if such shares are still held by the estate); 35,885 shares held directly; 12,267 shares held by The Avery Rockefeller Employee Trust of which the reporting person is a Trustee and a contingent beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of his interest in the trust; 6,105 shares held by The BAWD Foundation of which the reporting person is a Trustee, and the reporting person disclaims beneficial ownership of such shares; and 36 shares held by PARock Limited Partnership of which the reporting person is a general partner, and the reporting person disclaims beneficial ownership of shares in excess of his partner's interest in the partnership. Includes 800 shares to options that are exerciseable within 60 days of January 5, 2001.

  Includes 10,000 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 8,060 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 14,033 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 3,360 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 800 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 800 shares subject to options that are exercisable within 60 days of January 5, 2001.

  Includes 47,933 shares subject to options that are exercisable within 60 days of January 5, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that two initial statements of beneficial ownership for Richard P. Gooch and Albert Ovadia were not timely filed in November 1999; one initial statement of beneficial ownership for James E. Doyle was not timely filed in March 2000; six statements of changes in beneficial ownership involving six transactions were not timely filed for Richard P. Gooch, James F. Collins, John R. Treichler, Gary L. Yancey, Bani M. Scribner, Jr., and Brian M. Offi in conjunction with the sale of stock in a public offering of common stock in February 2000; and five statements of changes in beneficial ownership involving five transactions for Albert Ovadia, Richard P. Gooch, Bani M. Scribner, Jr., Kenway Wong, and James E. Doyle for shares purchased pursuant to our employee stock purchase plan in May 2000 were not timely filed.

PROPOSAL ONE
NOMINATION AND ELECTION OF DIRECTORS

The Company's Articles of Incorporation, as amended, provide for a classified Board of Directors consisting of two classes of directors. At the 2000 Annual Meeting of Shareholders, three Class II Directors were elected to terms expiring in 2002. Three Class I Directors were elected in 1999 to terms expiring at this year's Annual Meeting. The Board has designated three current Directors as nominees for election at this meeting as Class I Directors (John P. Devine, David D. Elliman, Gary L. Yancey). Directors elected at this meeting will serve until the 2003 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, that is, "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

Set forth below is certain information with respect to age and background for each of the Company's directors.

Name	Positions with the Company	Age	Director Since
Class I directors are nominees for election at this annual meeting:
John P. Devine	Director	63	1995
David D. Elliman	Director	50	1991
Gary L. Yancey	President and Chairman of the Board	55	1984
Class II directors, whose terms will expire at the 2002 Annual Meeting of Shareholders, are nominees for election at this annual meeting:
James F. Collins	Laboratory Manager and Director	58	1984
John R. Treichler	Chief Technology Officer and Director	53	1984
Stuart G. Whittelsey, Jr.	Director	71	1990

John P. Devine has been a director of the Company since May 1995. Mr. Devine served as Deputy Director, National Security Agency (NSA) for Technology and Systems from 1992 to 1995 and as Deputy Director, NSA for Research and Engineering from 1990 to 1992. From 1989 to 1990, he served as NSA Chief of Staff. Mr. Devine has been a consultant to the defense industry since his retirement from the NSA.

David D. Elliman is a founding principal of the Elmrock Group of companies. The group is comprised of Elmrock Capital, Inc.; Elmrock Partners and Stillrock Management, Inc.; and a number of specialty- finance affiliates. Elmrock Capital, Inc. is a merchant banking company which specializes in asset securitization and structured financial transactions. It arranges equity capital for leveraged asset purchases. Elmrock Partners owns and controls a portfolio of conduit companies which acquire and securitize corporate receivables and other high quality assets. Stillrock Management, Inc. is an SEC-registered investment advisor. Stillrock manages client portfolios of publicly traded securities and specializes in equity investments. Mr. Elliman is the Chief Investment Officer of the Elmrock Group of companies and is responsible for the asset portfolios of these companies and their clients. Before the formation of the Elmrock Group in 1981, Mr. Elliman served in the Investment Management Group of Citicorp as a portfolio manager and research analyst. Mr. Elliman is an Overseer of the School of Arts and Sciences at the University of Pennsylvania.

Gary L. Yancey, a co-founder of the Company, has served the Company as President and Chairman of the Board since the Company's incorporation in January 1984. Prior to co-founding the Company, he was employed for ten years by ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, most recently serving as Director of the Strategic Systems Division; and for seven years as an engineer with GTE Sylvania Inc., a defense electronics company.

James F. Collins, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. He has served in the position of Laboratory Manager with the Company since 1984. Prior to co-founding the Company, Mr. Collins worked at ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, for fourteen years, most recently serving in the Strategic Systems Division. Prior to working at ARGOSystems Inc., Mr. Collins served for three years as an officer in the United States Navy.

John R. Treichler, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. He has served in the position of Senior Scientist since 1984 and as Chief Technology Officer since 1999. Prior to co-founding the Company, he worked at ARGOSystems Inc. for seven years, most recently serving as a senior scientist in the Strategic Systems Division; and at Stanford University for three years in the Information Systems Laboratory. Prior to working at Stanford University, Dr. Treichler served for four years as an officer in the United States Navy.

Stuart G. Whittelsey, Jr. has been a director of the Company since 1990. Since April 1994 he has been a principal of his own consulting firm, Whittelsey Associates, which is engaged in corporate financial management. From July 1993 through April 1994, he was Chief Executive Officer of Lytton Gardens, Inc., a skilled nursing facility and seniors' residence in Palo Alto, California. Prior to that he was Chief Financial Officer for several high-technology firms, including Informix, Inc.; Acurex Corp.; Stanford Telecommunications, Inc.; and Watkins- Johnson Company.

Meetings of the Board of Directors and Board Committees

During fiscal 2000, the Board of Directors held four meetings. During that period, the Audit Committee of the Board held three meetings and the Compensation Committee held one meeting. The Company does not have a nominating committee of the Board. No director serving on the Board in fiscal 2000 attended less than 75% of such meetings of the Board and the committees on which he serves.

The members of the Compensation Committee during fiscal 2000 were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The function of the Compensation Committee is to set and administer the total compensation program for the executive officers of the Company.

The members of the Audit Committee during the Company's 2000 fiscal year were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The functions of the Audit Committee include reviewing and approving the results of the annual audit. The Company has adopted a written charter, which is included as Appendix A. The following is the Audit Committee's report for fiscal year 2000.

AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matter in the written disclosures required by the Independence Standards Board.

The committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held one meeting during fiscal 2000.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2000 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Stuart G. Whittelsey, Jr., Audit Committee Chair
John P. Devine, Audit Committee Member
David D. Elliman, Audit Committee Member

December 15, 2000

PROPOSAL TWO
APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 2001. Ernst & Young LLP has acted in such capacity since its appointment for fiscal 1985. Representatives of Ernst & Young LLP who will be present at the Annual Meeting will be given the opportunity to make a statement if the representatives desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that ratification by the shareholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

PROPOSAL THREE
APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN

General

At the Annual Meeting, the shareholders will be asked to approve the Applied Signal Technology, Inc. 2001 Stock Option Plan (the "Option Plan"). On November 16, 2000, the Board of Directors adopted the Option Plan, subject to its approval by the shareholders. The Option Plan is intended to replace the Company's 1991 Stock Option Plan (the "Predecessor Plan"), which expired in January 2001.

The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board expects that the Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability. The proposed Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

The Option Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the Option Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with options awarded under the Option Plan to qualify as "performance-based" within the meaning of Section 162(m), the Option Plan limits the size of the options as further described below. By approving the Option Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the Option Plan, limits on the numbers of shares that could be made subject to option, and the other material terms of options described below.

Summary of the Option Plan

The following summary of the Option Plan is qualified in its entirety by the specific language of the plan, a copy of which is included as Appendix B.

General. The purpose of the Option Plan is to advance the interests of the Company by providing an incentive to attract and retain employees, directors and consultants upon whose judgment, interest and efforts the Company's success is dependent and by motivating these persons to contribute to the Company's growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees, directors and consultants of nonstatutory stock options.

Shares Subject to Option Plan. A maximum of 500,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the Option Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the Option Plan and again become available for grant. However, no more than 500,000 shares will be available under the Option Plan for issuance upon the exercise of incentive stock options. Appropriate adjustments will be made to the shares subject to the Option Plan, the foregoing limit on incentive stock option shares, the "Grant Limit" described below and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee or prospective employee may be granted options for more than 400,000 shares in any fiscal year of the Company. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

Administration. The Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

Eligibility. Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of January 5, 2001, the Company had approximately 528 employees, including 6 executive officers, who would be eligible under the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

Terms and Conditions of Options. Each option granted under the Option Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the Common Stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of January 5, 2001, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $6.75 per share.

The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the participant having a fair market value not less than the exercise price or by means of a promissory note if the participant is an employee; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the participant's surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the participant's termination of service. However, if such termination results from the participant's death or disability, the option generally will remain exercisable for twelve months. In any event, the option must be exercised no later than its expiration date.

Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

Change in Control. The Option Plan defines a "Change in Control" of the Company as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may either assume the Company's rights and obligations under outstanding options or substitute substantially equivalent options for such corporation's stock. Options that are not assumed, replaced or exercised prior to a Change in Control will terminate.

Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing the awards have lapsed, provided that all incentive stock options must be granted within ten years following the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the participant, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the participant's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards will be granted under the Option Plan prior to its approval by the shareholders of the Company. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

Vote Required and Board of Directors' Recommendation

Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided that a quorum is present and that the shares voting "For" the proposal constitutes at least a majority of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote unless the shares voting affirmatively do not constitute at least a majority of a quorum.

As described above, the Option Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of Section 162(m) of the Code. By approving this proposal, the shareholders will be approving, among other things, the eligibility requirements for participation in the Option Plan and the Grant Limit.

The Board of Directors believes that adoption of the proposed Option Plan is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE OPTION PLAN.

PROPOSAL FOUR
AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

General

At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") to increase by 1,500,000 the maximum number of shares of Common Stock that may be issued under the Purchase Plan.

The Company's shareholders have previously approved the reservation of 2,200,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance to employees under the Purchase Plan. As of January 5, 2001, 2,180,857 shares of Common Stock had been issued under the Purchase Plan, leaving 19,143 shares available for future purchases.

The Board of Directors believes that the Purchase Plan benefits the Company and its shareholders by providing its employees with an opportunity to purchase shares of Common Stock that is helpful in attracting, retaining, and motivating valued employees. To enable the Company to continue the Purchase Plan, the Board of Directors has amended the Purchase Plan, subject to approval by the shareholders, to increase the maximum number of shares that may be issued under the Purchase Plan by 1,500,000 to an aggregate of 3,700,000 shares.

Summary of the Purchase Plan, as Amended

The following summary of the Purchase Plan, as amended, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

General. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Each participant in the Purchase Plan is granted at the beginning of each offering under the plan the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the offering. The Purchase Right is automatically exercised on each purchase date during the offering, unless the participant has withdrawn from participation in the offering or the Purchase Plan prior to such date.

Shares Subject to Purchase Plan. The shareholders have previously authorized an aggregate of 2,200,000 shares of the Company's Common Stock for issuance upon the exercise of Purchase Rights granted under the Purchase Plan. As amended, the Purchase Plan would provide that the maximum aggregate number of authorized but unissued shares of Common Stock that may be issued under the plan is 3,700,000. Appropriate adjustments will be made to the shares subject to the Purchase Plan and to outstanding Purchase Rights upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

Administration. The Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board of Directors (hereinafter referred to as the "Board"). Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right.

Eligibility. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an offering under the plan, except for any employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company. As of January 5, 2001, approximately 528 employees, including 6 executive officers, were eligible to participate in the Purchase Plan. In addition, 14 employees of Applied Signal Technology's subsidiary corporations, Transcendent Technologies, Inc., and eNetSecure, Inc., were eligible to participate in the Purchase Plan until May 31, 2001.

Offerings. Generally, each offering of Common Stock under the Purchase Plan is for a period of 24 months (an "Offering Period"). Offering Periods will generally commence on or about June 1 and December 1 of each year (an "Offering Date"). Generally, each Offering Period is comprised of four six-month "Purchase Periods" ending on or about the last days of November and May (a "Purchase Date"). The Board may establish a different term for one or more Offerings or different commencement or ending dates for any Offering Period or Purchase Period.

Participation and Purchase of Shares. Participation in an offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the applicable Offering Date. Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee's compensation on any payday during the Offering Period. Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment. A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

Subject to certain limitations, each participant in an Offering Period has a Purchase Right equal to a number of whole shares determined by dividing $50,000 by the fair market value of a share of Common Stock on the Offering Date. However, no participant may purchase under the Purchase Plan shares of Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased).

On each Purchase Date, the Company issues to each participant in the offering the number of shares of the Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on The Nasdaq National Market. On January 5, 2001, the closing price per share of Common Stock was $6.75. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period.

Change in Control. The Purchase Plan provides that, in the event of (i) a sale or exchange by the shareholders of all or substantially all of the Company's stock, a merger or consolidation in which the Company is a party, or the sale, exchange or transfer of all or substantially all of the assets of the Company, wherein, upon any such event, the shareholders of the Company before such event do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred, or (ii) a liquidation or dissolution of the Company (a "Change in Control"), the acquiring or successor corporation may assume the Company's rights and obligations under the Purchase Plan. However, if the acquiring or successor corporation elects not to assume the outstanding Purchase Rights, the Board must provide that all outstanding Purchase Rights will become immediately exercisable prior to the Change in Control. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

Termination or Amendment. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued.The Board may at any time amend or terminate the Purchase Plan, except that the approval of the Company's shareholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the Purchase Plan.

Summary of United States Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, tax consequences of an employee stock purchase plan are subject to change.

Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date), is recognized as ordinary income in the year of the participant's death.

If the exercise of a Purchase Right does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonqualified stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 20%.

If the participant disposes of the shares in a disqualifying disposition the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

Vote Required and Board of Directors' Recommendation

Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided that a quorum is present and that the shares voting "For" the proposal constitutes at least a majority of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote unless the shares voting affirmatively do not constitute at least a majority of a quorum.

The Board of Directors believes that the continued opportunity to purchase shares under the Purchase Plan at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interest of the Company. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PURCHASE PLAN TO INCREASE BY 1,500,000 THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN.

THE COMPANY'S 2000 STOCK OPTION PLAN

The Company's 2000 Stock Option Plan provides for the granting of non-qualified stock options to employees and consultants of the Company at prices ranging from 85% to 100% of the fair market value of the common stock on the date of grant. To date, all options are exercisable at the rate of 20% vested 1 year after the grant date with the remaining shares vested at the rate of 1/60 per month over the remaining 48 months or 100% vested 5 years after the grant date. A copy of the plan is available to any shareholder upon request.

The Company's 2000 Stock Option Plan has 500,000 non-qualified stock options available for grant. As of January 5, 2001, 288,500 stock options had been granted.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Executive Officers

The following table sets forth information for each of the Company's last three fiscal years concerning the compensation of the chief executive officer of the Company and the four other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation(1)	Securities Underlying Options (#)
Gary L. Yancey President and Chief Executive Officer	2000 1999 1998	$438,771 402,463 371,534	$21,813 17,371 25,442	$23,024 19,775 17,395	0 0 5,600
Bani M. Scribner, Jr. Executive Vice President, General Manager-Technical Operations Group	2000 1999 1998	303,383 260,649 233,645	13,328 10,204 14,970	13,837 11,313 9,523	10,000 6,500 5,600
Richard P. Gooch Vice President-Personal Communications Systems Division	2000 1999	248,535 212,152	11,803 8,726	10,682 8,348	5,000 5,000
Albert Ovadia Vice President-Multichannel Systems Division	2000 1999	251,985 208,857	10,896 8,496	10,522 7,947	5,000 5,000
Kenway Wong Vice President-Communication Systems Division	2000 1999 1998	233,548 231,967 209,730	11,825 9,305 13,613	11,811 9,823 7,902	5,000 6,500 5,600
Consists of Company-funded Applied Signal Technology 401K Retirement Plan contribution plus 4% of the salary over the maximum annual federal limit.

Option Grants in Fiscal 2000

Options were granted in fiscal 2000 to the persons named in the Option Grants Table.

OPTION GRANTS IN LAST FISCAL YEAR-2000

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	5% ($)	10% ($)
Bani M. Scribner, Jr.	10,000	1.9	23.31	03/09/08(3)	$111,305	$266,573
Richard P. Gooch	5,000	1.0	23.31	03/09/08(3)	55,653	133,287
Albert Ovadia	5,000	1.0	23.31	03/09/08(3)	55,653	133,287
Kenway Wong	5,000	1.0	23.31	03/09/08(3)	55,653	133,287

(1) These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the options were granted to the date of their expiration. The gains shown are net of the option price, and do not include deductions for taxes on other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the option holder's continued employment through the option period, and the date which the options are exercised.

(2) All options were granted at market value on date of grant.

(3) Option grant pursuant to the Company's 1991 Stock Option Plan. Options fully vest at the end of 5 years with an option life of 8 years while optionee remains an employee of the Company.

OPTION EXERCISES AND FISCAL 2000 YEAR-END VALUES

	Option Exercises in Fiscal 2000 and FY-End Option Value
			Number of Securities Underlying Options at October31, 2000		Value of Unexercised In-The- Money Options at October 31, 2000(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Gary L. Yancey	0	0	2,240	3,360	0	0
Bani M. Scribner, Jr.	40,000	0	2,240	19,860	0	0
Richard P. Gooch	9,000	0	18,500	10,000	60,750	0
Albert Ovadia	2,000	0	9,033	10,000	10,083	0
Kenway Wong	6,500	0	6,940	14,860	21,150	0

(1) The closing sale price for the common stock as reported by the Nasdaq National Market on October 31, 2000 was $7.00. Value is calculated on the basis of the difference between the option exercise price and $7.00, multiplied by the number of shares of common stock underlying the option.

(2) The values in this column are based on the last reported sale price of the common stock on the respective dates of exercise as reported by the Nasdaq National Market, less the respective option exercise prices.

Compensation of Directors

Directors who are employees of the Company are not compensated by the Company for services provided as a director. Each of the Company's directors who are not employees was paid $19,200 in annual retainer fees during fiscal 2000. The Company expects to pay an annual retainer of approximately $19,200 to its non-employee directors in fiscal 2001. In addition, the Company reimburses out-of-pocket travel expenses of non-employee directors not residing in the San Francisco Bay area in accordance with the Company's travel policy.

Change of Control Arrangements

Under the Company's 1991 Stock Option Plan (the "Option Plan"), upon a change of control of the Company pursuant to a merger or acquisition of the Company, the acquiring or surviving company must either assume the Company's obligations under outstanding options or substitute options for its own shares. For options granted by the Company under the Option Plan prior to January 4, 1992, if the acquiring or surviving company in certain transactions does not either assume these obligations or substitute these options, the Board must accelerate the vesting and exercisability of unvested and unexercisable options to a date prior to the completion of the transaction. Under the terms of the Option Plan, all accelerated options not exercised prior to the completion of the transaction will terminate. Of the officers named in the Summary Compensation Table, Mr. Wong, and Dr. Gooch hold options granted under the Option Plan prior to January 4, 1992 to purchase 4,700 shares and 13,500 shares, respectively.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board or Directors sets compensation for the Company's executive officers for fiscal 2000. The Committee is comprised of the three non-employee directors of the Company, Messrs. Elliman, Devine, and Whittelsey.

The Compensation Committee is responsible for setting and administering the total compensation program for the executive officers of the Company. Recommendations for annual salary for the executive officers are made in the Compensation Committee by the Chief Executive Officer ("CEO") and the Company's Human Resources Manager.

Salaries are generally set for the executive officers by evaluating their performance, their goals, and the importance of each position to the achievement of the Company's strategic goals, and comparing compensation for the same positions at similarly sized electronics companies.

The compensation of the Company's executive officers consists of salaries which are set toward the upper end of the appropriate salary ranges observed at similarly sized electronics companies, and relatively modest bonuses received under plans in which all employees of the Company participate (under which bonuses are determined using a common objective formula based upon the entire Company's profit performance), thereby leading to total cash compensation (salary and bonus) of the Company's executive officers within the range of the total cash compensation of similarly situated counterparts at other electronics companies.

The Committee has decided to grant stock options for executive compensation. It believes this will more closely align the compensation of Company executives with Company performance, as well as with the compensation packages offered executives at other similarly sized electronics companies. Details of option grants to officers and directors is disclosed in the table of "Option Grants in Last Fiscal Year 2000."

With this philosophy as background, the Compensation Committee used the following criteria to establish compensation for its executive officers. First, the Committee considered the current importance of each position held by an executive officer to the ability of the Company to achieve its strategic objectives, including not only the importance of the function of the group managed by the executive officer, but also the group's management needs considering its organization and operation. Second, the Committee received and considered compensation survey data covering the total cash compensation (salary and bonus) paid by companies in the electronics industry with similar annual revenues to the Company. Finally, the Committee reviewed the evaluations of each executive officer and the CEO's annual review of all other executive officers.

The Company's policy with respect to compensation paid to its executive officers is to deduct such compensation which qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense.

With respect to the Company's CEO, Gary Yancey, the Committee evaluated his performance during the fiscal year with respect to the Company's revenues, the Company's profit margin, the size and progress of the Company's research and development efforts, and the quality of the CEO's management of his line managers. The Committee unanimously concluded that given the difficulties faced by the Company in the fiscal year, which were manifested by lower revenues and profit margins and higher overhead rates, no increase in the CEO's salary was appropriate. The CEO remains in approximately the 75-80th percentile in terms of total cash compensation as compared with his peers in similarly sized electronics companies.

The Compensation Committee
David D. Elliman
John P. Devine
Stuart G. Whittelsey, Jr.

COMPARISON OF SHAREHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 400 Mid-Cap Index ("S&P 400") and the Standard & Poor's Aerospace and Defense Index ("S&P Aerospace and Defense") for the five year period commencing on October 31, 1995, and ending on October 31, 2000.

Comparison of Cumulative Total Return from October 31, 1995 through October 31, 2000

Applied Signal Technology, Inc., S&P 400 Mid-Cap, S&P Aerospace and Defense

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices at 400 West California Avenue, Sunnyvale, California 94086 no later than October 5, 2001 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Yancey, President

Dated: January 26, 2001

APPLIED SIGNAL TECHNOLOGY, INC.
Proxy for Annual Meeting of Shareholders
Solicited by the Board of Directors

The undersigned hereby appoints Gary L. Yancey and James E. Doyle, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Applied Signal Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held at the Sheraton Hotel, 1100 N. Mathilda Avenue, Sunnyvale, California, on Thursday, March 15, 2001 at 4:00 p.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

A vote FOR the following proposals is recommended by the Board of Directors:

1. Election of Class I directors listed below.

Nominees: John P. Devine, David E. Elliman, Gary L. Yancey

[   ]   FOR [   ]    WITHHELD

[   ]   __________________________________ _____________________________

INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) for which your vote is withheld in the space provided.

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the Company for the fiscal year ending October 31, 2001.

[   ]   FOR [   ]    WITHHELD [   ]   ABSTAIN

3. To approve the Company's 2001 Stock Option Plan.

[   ]   FOR [   ]    WITHHELD [   ]   ABSTAIN

4. To approve the proposal to amend the Company's 1993 Employee Stock Purchase Plan to increase by 1,500,000 shares the maximum number of shares of Common Stock that may be issued under the plan.

[   ]   FOR [   ]   WITHHELD [   ]   ABSTAIN

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3, and 4.

Dated _______________________, 2001
(Be sure to date Proxy)

_________________________________
Signature(s)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

APPENDIX A
AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS

I. Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the committee), and at least one member shall have accounting or related financial management expertise.

II. Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside-counsel, or other experts, for this purpose.

III. Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company, and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

APPENDIX B
2001 STOCK OPTION PLAN

1. Establishment, Purpose and Term of Plan

1.1 Establishment. The Applied Signal Technology, Inc. 2001 Stock Option Plan (the "Plan") is hereby established effective as of November 16, 2000.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

2. Definitions and Construction

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

(b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) "Committee" means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) "Company" means Applied Signal Technology, Inc., a California corporation, or any successor corporation thereto.

(e) "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(f) "Director" means a member of the Board or of the board of directors of any other Participating Company.

(g) "Disability" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

(h) "Employee" means any person treated as an employee (including an officer of the Company or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(j) "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(k) "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(l) "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m) "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(n) "Officer" means any person designated by the Board as an officer of the Company.

(o) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(p) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

(q) "Optionee" means a person who has been granted one or more Options.

(r) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(s) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

(t) "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

(u) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(v) "Section 162(m)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

(w) "Securities Act" means the Securities Act of 1933, as amended.

(x) "Service" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director, or a Consultant. An Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

(y) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(z) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

(aa) "Ten Percent Owner Optionee" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) To determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b) To designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) To determine the Fair Market Value of shares of Stock or other property;

(d) To determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e) To approve one or more forms of Option Agreement;

(f) To amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(g) To accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

(h) To prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Committee Complying with Section 162(m). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five hundred thousand (500,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan. However, except as adjusted pursuant to Section 4.2, in no event shall more than five hundred thousand (500,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO Share Issuance Limit").

4.2 Adjustments for Changes in Capital Structure. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, in the Section 162(m) Grant Limit set forth in Section 5.4, and in the exercise price per share of any outstanding Options in order to prevent dilution or enlargement of Optionees' rights under the Plan. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5. Eligibility and Option Limitations

5.1 Persons Eligible for Options. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

5.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.4 Section 162(m) Grant Limit. Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than four hundred thousand (400,000) shares. An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6. Terms and Conditions of Options

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Option is exercised, by delivery of the Optionee's promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

6.5 Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee's termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i) Disability. If the Optionee's Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

(ii) Death. If the Optionee's Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

(iii) Other Termination of Service. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

6.7 Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Standard Forms of Option Agreement

7.1 Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8. Change in Control

8.1 Definitions.

(a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "Transferee"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2 Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of the Optionee, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

9. Provision of Information

Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

10. Compliance with Securities Law

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11. Termination or Amendment of Plan

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.